RINO International Corp. Appoints Ms. Jenny Liu as Chief
Financial Officer

DALIAN, China, July 1 /PRNewswire-Asia-FirstCall/ — RINO International Corp. (OTC Bulletin Board: RINO - News), through its subsidiaries and controlled affiliates in the People's Republic of China (collectively, the "Company" or "RINO"), designs, manufactures, installs and services proprietary and patented wastewater treatment, desulphurization equipment, and high temperature anti-oxidation systems for iron and steel manufacturers in the People's Republic of China ("PRC"), today announced the appointment of Ms. Jenny Liu to the position of Chief Financial Officer (the “CFO”).

Ms. Liu, who will manage and oversee RINO’s financial affairs, brings more than twelve years of professional experience with public companies and accounting firms. Her specific areas of expertise include financial management, mergers and acquisitions, investor relations, risk controls, SOX 404 compliance and SEC reporting. From 2006 to March 2009, Ms. Liu served as Principal Financial Officer and Chief Accounting Officer of China Direct, Inc., a NASDAQ listed company. From 2002 to 2005, Ms. Liu served as Audit Supervisor of Hill, Taylor LLC, one of the largest minority-owned CPA firms in Chicago. From 1995 to 2000, Ms. Liu worked for Mitsui Co., Ltd., a Fortune Global 500 company, as the accounting manager. In 1995, Ms. Liu graduated from Shanghai University of Engineering Science with a BA in Business Administration and in 2002 she obtained her MBA from the University of Illinois at Chicago.

As CFO, Ms. Liu’s responsibilities include overseeing all the firm’s accounting functions, including the preparation of budgets, financial reporting, tax and audit review and compliance, as well as timely compliance with all SEC requirements. She will be responsible for managing the capital structure of the Company, directing its financial strategy, and planning and forecasting while leading a team to design and implement internal controls for SOX404 compliance.

“I am very pleased to be joining the management team at RINO, a rapidly growing, successful company which produces goods and provides services that have a positive impact on China’s environment,” Ms. Jenny Liu said. “As CFO, I believe my skill set is ideally suited for RINO’s needs and I look forward to making a positive contribution while assisting the Company in reaching its financial, business, and operating goals and objectives.”

Mr. Zou Dejun, President and CEO of RINO International, commented, “We are very pleased to have Ms. Jenny Liu join as our Chief Financial Officer. Her appointment will further strengthen our financial capabilities and senior management team as we continue to gain market share and grow our business. We believe Ms. Liu’s contributions will help us meet our collective company goals, which includes expanding our investor relations efforts.”

About RINO International Corporation

RINO International Corporation, through its direct and indirect subsidiaries, Innomind Group Limited and Dalian Innomind Environment Engineering Co., Ltd., its contractually-controlled affiliate, Dalian RINO Environmental Engineering Science and Technology Co., Ltd. ("Dalian Rino") and Dalian Rino’s wholly-owned subsidiaries, Dalian Rino Environmental Engineering Project Design Co., Ltd. and Dalian Rino Environmental Construction & Installation Project Co., Ltd., is a leading provider of environmental protection equipment for the iron and steel industry in China. Specifically, RINO designs, manufactures, installs and services proprietary and patented wastewater treatment, flue gas desulphurization equipment, and high temperature anti-oxidation systems, which are all designed to reduce either industrial pollution and/or improve energy utilization. RINO's manufacturing facility maintains the ISO 9001 Quality Management System and ISO 14001 Environment Management System certifications, in addition to receiving numerous government and industry awards.

Additional information about the Company is available at the Company's website: http://www.rinogroup.com.

Cautionary Statement Regarding Forward-Looking Information

Certain statement in this press release may contain forward-looking information about the Company. Forward-looking statements are statements that are not historical facts. These statements can be identified by the use of forward-looking terminology such as "believe," "expect," "may," "will," "should," "project," "plan," "seek," "intend," or "anticipate" or the negative thereof or comparable terminology, and statements which may include discussions of strategy, and statements about industry trends, future performance, operations, and products of each of the entities referenced above. Actual performance results may vary significantly from expectations and projections as a result of various factors, including, without limitation, the risks set forth as "Risk Factors" contained in the Company's Annual Reports on Form 10-K, Quarterly Reports or on Form 10-Q.

For more information, please contact:

For the Company:
Amy Qiu
Tel:   +86-411-8766-1233
Email: aqiu@rinogroup.com

Investors:
Matt Hayden
HC International, Inc.
Tel:   +1-561-245-5155
Email: matt.hayden@hcinternational.net